Exhibit 10.6

Execution Version

FORM OF TRANSACTION SUPPORT AGREEMENT

This TRANSACTION SUPPORT AGREEMENT (this “Agreement”) is entered into as of March [●], 2021, by and between Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), QOMPLX, Inc., a Delaware corporation (the “Company”) (solely for purposes of Section 9, Section 10 and Section 6, Section 8 and Section 11 through Section 17 (to the extent related to Section 9 and Section 10)), and [●], a [●] (the “Stockholder”). Each of Tailwind, the Company and the Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, on March 1, 2021, Tailwind, Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Tailwind (“Merger Sub”), the Company, and Rationem, LLC, in its capacity as the representative of the Company Stockholders, entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, becoming a wholly-owned Subsidiary of Tailwind, and each Company Share (including the Subject Company Shares (as defined below)) will be converted into the right to receive Tailwind Shares, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, the Stockholder is the record and beneficial owner of the number and class or series (as applicable) of Equity Securities of the Company set forth on Schedule A hereto (together with any other Equity Securities of the Company of which the Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Company Shares”);

WHEREAS, in consideration for the benefits to be received by the Stockholder under the terms of the Business Combination Agreement and as a material inducement to Tailwind and the other Tailwind Parties agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that the Tailwind Parties would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                   Company Stockholder Consent and Related Matters.

(a)                As promptly as reasonably practicable (and in any event within one (1) Business Day) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Stockholder shall duly execute and deliver to the Company and Tailwind the Company Stockholder Written Consent under which it shall irrevocably and unconditionally consent to the matters, actions and proposals contemplated by Section 5.13(b) (Company Stockholder Approval) of the Business Combination Agreement. Without limiting the generality of the foregoing, prior to the Closing, the Stockholder shall vote (or cause to be voted) the Subject Company Shares as of the applicable record date (i) in favor of and/or consent to any such matters, actions or proposals, in each case, that are necessary or reasonably requested by the Company or Tailwind for the consummation of the Merger or any of the other transactions contemplated by the Business Combination Agreement or the Ancillary Documents and (ii) against and withhold consent with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in any of the conditions to the Closing set forth in Sections 6.1 or 6.2 of the Business Combination Agreement not being satisfied.

(b)                Without limiting any other rights or remedies of Tailwind, the Stockholder hereby appoints Tailwind or any individual designated in writing by Tailwind as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), to include the Subject Company Shares as of the record date of such meeting in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) the Subject Company Shares as of the applicable record date or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Company Stockholder Written Consent), in each case, in the event that (i) the Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a), (ii) any Proceeding is pending or threatened by or on behalf of the Stockholder or the Company that challenges or could impair the enforceability or validation of the covenants, agreements or obligations set forth in this Agreement or (iii) Tailwind notifies the Stockholder in writing of its intent to exercise the proxy set forth in this Section 1(b).

(c)                 The proxy granted by the Stockholder pursuant to Section 1(b) shall be irrevocable during the term of this Agreement, is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Tailwind entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Company Shares. The vote or consent of the proxyholder with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Shares and a vote or consent by the Stockholder of the Subject Company Shares (or any other Person with the power to vote or provide consent with respect to the Subject Company Shares) with respect to the matters described in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(a). Notwithstanding anything to the contrary herein, the proxy granted by the Stockholder pursuant to Section 1(b) shall be revoked and shall terminate at such time as this Agreement is terminated in accordance with Section 6.

2.                   Appointment of the Company Stockholder Representative. The Stockholder hereby irrevocably agrees and consents to the appointment of Rationem, LLC as the Company Stockholder Representative and as the exclusive agent and attorney-in-fact to act on behalf of each Company Stockholder (solely in their capacity as such) with the powers and authority set forth in Section 8.19 (Company Stockholder Representative) of the Business Combination Agreement.

3.                   Other Covenants and Agreements.

(a)                The Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each of the agreements set forth on Schedule B hereto and any other agreements required to be terminated pursuant to Section 5.20 (Company Related Party Transactions) of the Business Combination Agreement to which the Stockholder is a party or bound shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including the other Group Companies and, from and after the Effective Time, Tailwind and its Affiliates) shall have any further obligations or liabilities under each such agreement. Without limiting the generality of the foregoing, the Stockholder hereby agrees to promptly execute and deliver all additional mutually agreed upon agreements, documents and instruments (such agreement not to be unreasonably withheld, conditioned or delayed; provided, that the Stockholder agrees that any document that reflects the substance of the immediately preceding sentence (and not any other substantive provisions) and is solely for purposes of properly effectuating any such termination as provided in such sentence in accordance with the terms of the immediately preceding sentence shall be reasonable) and take, or cause to be taken, all actions necessary or reasonably advisable in order to achieve the purpose of the preceding sentence.

(b)                The Stockholder shall be bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Stockholder is directly party thereto, and (ii) the first sentence of Section 5.6(a) (Exclusive Dealing) and Section 8.18 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if the Stockholder is directly party thereto.

(c)               The Stockholder acknowledges and agrees that the Tailwind Parties are entering into the Business Combination Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, and but for the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, the Tailwind Parties would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement.

(d)                The Stockholder hereby agrees not to exercise any right to redeem any Tailwind Shares, owned directly or indirectly through any of his, her or its Affiliates, as of the date hereof or acquired by the Stockholder or any of his, her or its Affiliates subsequent to the date hereof.

4.                   Stockholder Representations and Warranties. The Stockholder represents and warrants to Tailwind as follows:

(a)                The Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b)                The Stockholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform his, her or its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, legal and binding agreement of the Stockholder (assuming that this Agreement is duly authorized, executed and delivered by Tailwind), enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)                No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not reasonably be expected to materially and adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder.

(d)                 None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in any breach of any provision of the Stockholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Stockholder or any of his, her or its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Shares, except, in the case of any of clauses (ii) and (iii) above, as would not reasonably be expected to materially and adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder.

(e)                The Stockholder is the record and beneficial owner of the Subject Company Shares and has valid, good and marketable title to the Subject Company Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Stockholders Agreements). Except for the Equity Securities of the Company set forth on Schedule A hereto, together with any other Equity Securities of the Company of which the Stockholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to or acquired in accordance with Section 5.1(b)(v) of the Business Combination Agreement, the Stockholder does not own, beneficially or of record, any Equity Securities of any Group Company or have the right to acquire any Equity Securities of any Group Company. The Stockholder has the sole right to vote (and provide consent in respect of, as applicable) the Subject Company Shares and, except for this Agreement, the Business Combination Agreement and the Company Stockholders Agreements, the Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer any of the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Shares.

(f)                 There is no Proceeding pending or threatened in writing against or involving the Stockholder or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to materially and adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement.

(g)               The Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Tailwind Parties and (ii) he, she or it has been furnished with or given access to such documents and information about the Tailwind Parties and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(h)               In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, the Stockholder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which he, she or it is or will be a party and no other representations or warranties of any Tailwind Party or any other Person, either express or implied, and the Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which he, she or it is or will be a party, none of the Tailwind Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

5.                   Transfer of Subject Securities. Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of Tailwind (such consent to be given or withheld in its sole discretion), from and after the date hereof until the date of any termination of this Agreement in accordance with its terms, the Stockholder agrees not to (a) Transfer any of the Subject Company Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Shares or (ii) except as otherwise provided in Section 1(b) or elsewhere in this Agreement, any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Shares, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). Notwithstanding the foregoing, from and after the date of the Stockholder’s execution and delivery to the Company and Tailwind of the Company Stockholder Written Consent or the conclusion of any meeting of the Company Stockholders with respect to the matters described in Section 1(a) at which the Stockholder voted the Subject Company Shares in accordance with Section 1(a), the Stockholder shall be permitted to effectuate a Transfer solely in connection with: (A) any bona fide mortgage, encumbrance or pledge to a financial institution or other third party in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; or (B) any pledge of capital stock or securities that is made in connection with a margin loan, provided that at the time of such pledge, the Stockholder is not in possession of material non-public information regarding the Company; provided, that any such mortgage, encumbrance or pledge placed on any Subject Company Shares will be released and discharged in full at or prior to the Effective Time.

6.                   Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earliest of (a) the Effective Time, (b) the termination of the Business Combination Agreement in accordance with its terms, (c) the mutual written agreement of the Parties to terminate this Agreement and (d) the entry, without first obtaining the Stockholder’s prior written consent, into any (i) amendment, modification, change or waiver of any provision of the Business Combination Agreement relating to the amount or form of the consideration payable to any of the Company Stockholders in respect of the Merger that is adverse to the Stockholder (in his, her or its capacity as such) or (ii) any amendment or modification (but not waiver) of any condition to the Closing set forth in Section 6.1, Section 6.2 or Section 6.3 of the Business Combination Agreement that is adverse to the Stockholder (in his, her or its capacity as such) in any material respect. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (A) the termination of this Agreement in accordance with Section 6(b) shall not affect any Liability on the part of any Party for fraud with respect to any representations or warranties set forth in this Agreement or a willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination, (B) Section 3(b)(i) (solely to the extent that it relates to Section 5.3(a) (Confidentiality) of the Business Combination Agreement) shall survive any termination of this Agreement, (C) Section 3(b)(i) (solely to the extent that it relates to Section 5.4(a) (Public Announcements) of the Business Combination Agreement) shall survive the termination of this Agreement in accordance with Section 6(a), (D) Section 3(b)(ii) (solely to the extent that it relates to Section 8.18 (Trust Account Waiver) of the Business Combination Agreement) shall survive the termination of this Agreement pursuant to Section 6(b), (c) or (d), (E) Section 9 shall survive termination of this Agreement in accordance with Section 6(a), (F) Section 10 shall survive termination of this Agreement in accordance with Section 6(a) and (G) (x) this Section 6, Section 7, Section 8 and Section 14 shall survive any termination of this Agreement and (y) Section 11 through Section 13 and Section 15 through Section 17 (to the extent related to any of the provisions that survive the termination of this Agreement) shall survive any termination of this Agreement.

7.                   Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Shares[, and not in such Stockholder’s capacity as a director, officer or employee of any Group Company or in such Stockholder’s capacity as a trustee or fiduciary of any Company Equity Plan,][1] and (b) nothing herein will be construed to limit or affect any action or inaction by [such Stockholder][2] // [any representative of such Stockholder serving][3] as a member of the board of directors of any Group Company or as an officer, employee or fiduciary of any Group Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Group Company.

8.                   No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the Representatives of Tailwind or the Stockholder shall have any Liability arising out of or relating to this Agreement or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein.

9.                 Disclosure. The Stockholder hereby authorizes the Company and Tailwind to publish and disclose in any public announcement or required SEC disclosure such Stockholder’s identity and ownership of the Subject Company Shares and/or Tailwind Shares, as applicable, and the existence and terms of this Agreement (including, for the avoidance of doubt, the details of such Stockholder’s covenants, agreements, obligations, representations and warranties under this Agreement), subject, in the case of any publication or disclosure pursuant to this Section 9 that names the Stockholder, to the Stockholder’s review and written approval (not to be unreasonably withheld, conditioned or delayed).

1 Language to be included for individual stockholders.

2 Language to be included for individual stockholders.

3 Language to be included for non-individual stockholders.

10.                 Mutual Release.

(a)                Effective upon the Effective Time, except with respect to a claim pursuant to the Business Combination Agreement or any of the Ancillary Documents to which he, she or it is a party, in each case, on the terms and subject to the conditions therein (and, for the avoidance of doubt, to the extent permitted pursuant to the express terms thereof), the Stockholder, on behalf of himself, herself or itself and his, her or its past, present and future Representatives and any successors, heirs and assigns, including any receiver, any assignee for the benefit of creditors or any trustee under the United States Bankruptcy Code, of any of the foregoing Persons (each, a “Stockholder Releasor”), hereby unconditionally and irrevocably waives, releases and forever discharges Tailwind, Merger Sub, the Company, and the Company Stockholder Representative and each of their past, present and future directors, officers, employees, agents, predecessors, equityholders, partners, insurers and Affiliates and any other Representative of any of the foregoing Persons and any successors, heirs and assigns, including any receiver, any assignee for the benefit of creditors or any trustee under the United States Bankruptcy Code, of any of the foregoing Persons (collectively, the “Releasees”) from any and all Liabilities and claims of any kind or nature whatsoever (collectively, “Claims”), in each case whether at law, in equity or otherwise, absolute or contingent, liquidated or unliquidated, known or unknown, arising from any matter, cause or event occurring prior to the Effective Time, that a Stockholder Releasor presently has, has ever had or may have, in each case, to the extent resulting from such Stockholder’s capacity as the direct or indirect holder of any Equity Securities in the Company prior to the Effective Time, and such Stockholder shall not seek to recover any amounts in connection therewith or thereunder from any Releasee. The Stockholder, on behalf of himself, herself or itself and the Stockholder Releasors, understands that, if the Effective Time occurs, the release of all claims, demands, causes of action and Liabilities to the extent covered by the release contemplated by this Section 10(a) is a full and final release of all such matters, whether or not known, suspected or claimed, through the Effective Time that could have been asserted in any legal or equitable proceeding against any of the Releasees, except as expressly set forth in this Section 10. Notwithstanding anything else to the contrary contained in this Agreement, this release shall not, if it becomes effective at the Effective Time, release (i) any right, title and interest the Stockholder expressly has pursuant to the terms, and subject to the conditions, of this Agreement, the Business Combination Agreement or any Ancillary Document to which the Stockholder is a party (it being understood and agreed that this clause (i) shall not be construed as providing for or otherwise allowing the Stockholder to make any claim hereunder, under the Business Combination Agreement or under any Ancillary Document to which the Stockholder is a party (or otherwise related to the transactions contemplated hereby or thereby) that are not provided for pursuant to the express terms hereof or thereof), (ii) any rights to indemnification or expense advancement pursuant to any statute or governing document of any Group Company, if applicable, or any applicable insurance policy of any Group Company, or any indemnification agreement that is not terminated as of the Closing, (iii) any rights to receive compensation (including wages, salaries and bonuses) and benefits or reimbursement of expenses to which the Stockholder is entitled and that have accrued in respect of any employment with any Group Company or (iv) any rights as an employee, customer or licensor of any Group Company pursuant to any Contract with any Group Company (collectively, the “Stockholder Non-Released Matters”).

(b)                Effective upon the Effective Time, except with respect to a claim pursuant to the Business Combination Agreement or any of the Ancillary Documents to which the Company, Tailwind or any other Releasor is a party, in each case, on the terms and subject to the conditions therein, each of Tailwind and the Company, on behalf of itself and its past, present and future Representatives and any successors, heirs and assigns, including any receiver, any assignee for the benefit of creditors or any trustee under the United States Bankruptcy Code, of any of the foregoing Persons (each, a “Releasor”), hereby unconditionally and irrevocably waives, releases and forever discharges the Stockholder and its past, present and future directors, officers, employees, agents, predecessors, equityholders, partners, insurers and Affiliates and any other Representative of any of the foregoing Persons and any successors, heirs and assigns, including any receiver, any assignee for the benefit of creditors or any trustee under the United States Bankruptcy Code, of any of the foregoing Persons (collectively, the “Stockholder Releasees”) from any and all Claims, in each case whether at law, in equity or otherwise, absolute or contingent, liquidated or unliquidated, known or unknown, arising from any matter, cause or event occurring prior to the Effective Time, that a Releasor presently has, has ever had or may have, in each case, to the extent resulting from such Stockholder’s capacity as the direct or indirect holder of any Equity Securities in the Company prior to the Effective Time, and such Releasor shall not seek to recover any amounts in connection therewith or thereunder from any Stockholder Releasee. The Company and Tailwind, on behalf of themselves and the Releasors, understands that, if the Effective Time occurs, the release of all claims, demands, causes of action and Liabilities to the extent covered by the release contemplated by this Section 10(b) is a full and final release of all such matters, whether or not known, suspected or claimed, through the Effective Time that could have been asserted in any legal or equitable proceeding against any of the Releasees, except as expressly set forth in this Section 10. Notwithstanding anything else to the contrary contained in this Agreement, this release shall not, if it becomes effective at the Effective Time, release any right, title and interest any Releasor expressly has pursuant to the terms, and subject to the conditions, of this Agreement, the Business Combination Agreement or any Ancillary Document to which the Company, Tailwind or any other Releasor is a party (it being understood and agreed that this clause shall not be construed as providing for or otherwise allowing any Releasor to make any claim hereunder, under the Business Combination Agreement or under any Ancillary Document to which the Company, Tailwind or any other Releasor is a party (or otherwise related to the transactions contemplated hereby or thereby) that are not provided for pursuant to the express terms hereof or thereof).

(c)               Each of the Stockholder, the Company and Tailwind acknowledges that he, she or it has been advised of the provisions of Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Effective upon the Effective Time, the Stockholder, on behalf of himself, herself or itself and each of the other Stockholder Releasors, (i) hereby waives and relinquishes any rights and benefits that any Stockholder Releasor may have under Section 1542 or any similar statute or common law principle of any jurisdiction and (ii) acknowledges that he, she or it may hereafter discover facts in addition to or different from those that the Stockholder now knows or believes to be true with respect to the subject matter of this release, but it is the Stockholder’s intention to fully and finally and forever settle and release any and all released Claims that do now exist, may exist or heretofore have existed with respect to the subject matter of the release set forth in Section 10(a). In furtherance of this intention, if (and from and after the time that) the releases set forth in Section 10(a) become effective, such releases shall be, and will remain in effect as, full and complete general releases subject to the terms set forth therein notwithstanding the discovery or existence of any such additional or different facts.

Effective upon the Effective Time, each of the Company and Tailwind, on behalf of itself and each of the other Releasors, (x) hereby waives and relinquishes any rights and benefits that any Releasor may have under Section 1542 or any similar statute or common law principle of any jurisdiction and (y) acknowledges that it may hereafter discover facts in addition to or different from those that the Company or Tailwind now knows or believes to be true with respect to the subject matter of this release, but it is each of the Company’s and Tailwind’s intention to fully and finally and forever settle and release any and all released Claims that do now exist, may exist or heretofore have existed with respect to the subject matter of the release set forth in Section 10(b). In furtherance of this intention, if (and from and after the time that) the releases set forth in Section 10(b) become effective, such releases shall be, and will remain in effect as, full and complete general releases subject to the terms set forth therein notwithstanding the discovery or existence of any such additional or different facts.

11.                 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Tailwind, to:

c/o Tailwind Acquisition Corp.
1545 Courtney Ave.
Los Angeles, CA 90046
Attention:	Matthew Eby
Email:	[Redacted]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Jonathan L. Davis, P.C.
Ryan Brissette
Email:	jonathan.davis@kirkland.com
ryan.brissette@kirkland.com

If to the Company, to:

c/o QOMPLX, Inc.
1775 Tysons Boulevard, Suite 800
McLean, VA 22102
Attention:	Jason Crabtree
E-mail:	[Redacted]

with a copy (which shall not constitute notice) to:

King & Spalding LLP
1650 Tysons Boulevard, Suite 400
McLean, VA 22102
Attention:	Thomas J. Knox
Daniel R. Kahan
E-mail:	tknox@kslaw.com
dkahan@kslaw.com

If to the Stockholder, to the address set forth on the Stockholder’s signature page hereto or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

12.                Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

13.               Amendments and Waivers; Assignment. Any provision of this Agreement may be (a) amended if, and only if, such amendment is in writing and signed by the Stockholder and Tailwind and (b) waived if, and only if, such waiver is in writing and signed by the Party against whom such waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Stockholder without Tailwind’s prior written consent (to be withheld or given in its sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 13 shall be void.

14.                 Fees and Expenses. Except, in the case of Tailwind, as otherwise set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

15.                 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform his, her or its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breaches such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Notwithstanding anything to the contrary herein, in connection with any Proceeding for which Tailwind or the Company is being granted an award of money damages, in no event shall the Stockholder or any of its Affiliates be liable under or in connection with this Agreement, the Business Combination Agreement or any Ancillary Document to which the Stockholder is a party or in connection with the transactions contemplated hereby or thereby for an amount in excess of the value of that portion of the Adjusted Transaction Share Consideration (determined by reference to the Tailwind Share Value) that that has been paid to, or is or would otherwise be payable to, the Stockholder in connection with the transactions contemplated by the Business Combination Agreement; provided, that to the extent the Stockholder is a party to the Bridge Financing Agreement and/or a PIPE Subscription Agreement, nothing in the immediately foregoing sentence shall limit or otherwise affect the Stockholder’s obligation to perform or comply with its agreements, covenants and obligations set forth in the Bridge Financing Agreement or such PIPE Subscription Agreement, as applicable, on the terms and subject to the conditions set forth therein.

16.                  No Third Party Beneficiaries. Except as expressly set forth herein, including in Section 10, this Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall create any relationship among the Parties as agents, partners or participants in a joint venture or any similar relationship.

17.               Miscellaneous. Sections 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial) and 8.16 (Submission to Jurisdiction) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transaction Support Agreement as of the date first above written.

TAILWIND ACQUISITION CORP.

By:

Name:
Title:

[Signature Page to Transaction Support Agreement]

[STOCKHOLDER]

By:

Name:
Title:

Address:

Email:

[Signature Page to Transaction Support Agreement]

QOMPLX, INC.

By:
Name:
Title:

[Signature Page to Support Agreement]

SCHEDULE A

Class/Series Securities	Number of Shares
Company Series A-1A Preferred Stock	[●]
Company Series A-1B Preferred Stock	[●]
Company Series A-2 Preferred Stock	[●]
Company Series A-3 Preferred Stock	[●]
Company Series A-4 Preferred Stock	[●]
Company Common Stock	[●]

SCHEDULE B

The Stockholders Agreements